CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 20, 2009, accompanying the financial statements of Insured Municipals Income Trust, Series 480, California Insured Municipals Income Trust, Series 217 and Colorado Insured Municipals Income Trust, Series 90 (included in Van Kampen Focus Portfolios, Municipal Series 475) as of October 31, 2008, and for each of the three years in the period then ended and the financial highlights for the period from December 22, 2003 (date of deposit) through October 31, 2004 and for each of the four years in the period ended October 31, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-111123) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
February 20, 2009